Exhibit 99.1

press release        corescientific.com

Core Scientific Announces
May 2024 Production and Operations Updates
•Earned 447 self-mined bitcoin for a total of 4,076 bitcoin year-to-date, and our customers earned an estimated 128 bitcoin at our data centers in May
•Operated approximately 219,000 owned and hosted bitcoin miners for a total energized hash rate of 26.1 exahash as of May 31, 2024

AUSTIN, Texas, June 5, 2024 – Core Scientific, Inc. (Nasdaq: CORZ) ("Core Scientific" or “the Company”), one of the largest owners and operators of high-powered digital infrastructure for bitcoin mining and hosting services in North America, today released unaudited production and operations updates for May 2024.

“We continue to execute well in our strong bitcoin mining business while also leveraging our valuable portfolio of high-power digital infrastructure to expand our hosting business, as demonstrated by our recent announcement of new, long-term hosting contracts for 200 megawatts of HPC infrastructure with CoreWeave, the AI Hyperscaler,” said Adam Sullivan, Core Scientific’s Chief Executive Officer. “These contracts represent one of the largest AI hosting agreements to date, and they will strengthen our earnings power with an estimated $3.5 billion in cumulative revenue over their 12-year terms.”

“Our discussions with potential clients to modify an additional 300 megawatts of our high-power infrastructure for HPC hosting continue, representing an even greater source of revenue by capitalizing on strong market demand. Supported by powerful industry tailwinds across AI compute, we are excited about the meaningful opportunities ahead to maximize the value of our digital infrastructure portfolio to deliver on our business objectives and create sustainable shareholder value,” added Mr. Sullivan.

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Core Scientific, Inc. May '24 Update - 2
Key Metrics Summary (unaudited)

Metric	May 2024	April 2024
Self-Mining Bitcoin Earned[1]	447	803
Hosting Bitcoin Earned by Customers[2]	128	265
Average Self-Mined Bitcoin Earned/Day	14.4	26.8
Self-Mining Energized Hash rate[3]	20.4	20.4
Hosting Energized Hash rate[4]	5.7	6.3
Total Energized Hash rate	26.1	26.7
Bitcoin Sold[5]	453	847
Bitcoin Sales Proceeds ($USD)	Appx. $29.4 million	Appx. $55.8 million
Average Self-Mining Fleet Efficiency (J/TH)[6]	24.23	25.78

1 Self-Mining Bitcoin Earned represents bitcoin rewards earned by bitcoin miners owned and operated by Core Scientific; the sequential decline in May resulted from the first full month of post-halving operations.
2 Hosting Bitcoin Earned represents estimated bitcoin rewards earned by customer-owned miners installed and operated by Core Scientific in our data centers, including bitcoin rewards earned by customers and paid to the Company pursuant to proceeds sharing agreements.
3 Self-Mining Energized Hash Rate represents the total rated capacity of all Company-owned bitcoin miners installed and operating in Core Scientific’s data centers. Includes previous generation miners removed to accommodate new miners and then re-deployed opportunistically to exploit favorable mining economics.
4 Hosting Energized Hash Rate represents the total rated capacity of all hosted bitcoin miners owned by customers, installed and operated by Core Scientific in our data centers.
5 Bitcoin Sold represents all bitcoin sold by the Company during the period, including self-mined and proceeds sharing rewards.
6 Average Self-Mining Fleet Efficiency (J/TH) represents the weighted average power consumption in Joules per terahash based on the actual efficiency of each model of miner operating in Core Scientific’s owned self-mining fleet˙

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Core Scientific, Inc. May '24 Update - 3
Data Centers
As of month-end, the Company operated approximately 219,000 bitcoin miners for both self-mining and hosting, representing a total energized hash rate of 26.1 EH/s at its seven data centers in Georgia, Kentucky, North Carolina, North Dakota and Texas. The Company also hosted customer-owned GPUs for high-performance computing at a separate 16MW data center in Texas.

Self-Mining
Core Scientific earned 447 bitcoin in May from its owned fleet of miners. As of month end, the Company operated approximately 173,000 owned bitcoin miners, representing approximately 79% of the bitcoin miners operating in its data centers and a total energized hash rate of 20.4 EH/s.

Hosting Services
In addition to its self-mining fleet, Core Scientific provided data center hosting services, technology and operating support for approximately 46,000 hosted, customer-owned bitcoin miners, representing approximately 21% of the bitcoin miners operating in the Company’s data centers as of May 31, 2024. Customer-owned bitcoin miners earned an estimated 128 bitcoin in May, including bitcoin rewards paid to the Company pursuant to proceeds sharing agreements.

Grid Support
In May, the Company implemented its post-halving strategy to maximize profitability by curtailing portions of its fleet based on miner efficiency, hash price and power prices. This strategy reduced the consumption of power at its data centers on several occasions and delivered 26,328 megawatt hours to local grid partners

Miner Deployments
Prior generation miners replaced by new S21s deployed earlier this year continue to operate at Core Scientific’s Calvert City, KY and Pecos, TX data centers. A change in
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Core Scientific, Inc. May '24 Update - 4
mining economics may result in these prior generation miners being removed and stored, thereby decreasing the Company’s total operational infrastructure and hash rate.

Upcoming Events and Conferences
Core Scientific Investor and Analyst Event, June 12, 2024
Mining Disrupt, June 25-26, 2024

ABOUT CORE SCIENTIFIC
Core Scientific is one of the largest owners and operators of high-powered digital infrastructure for bitcoin mining and hosting services in North America. Transforming energy into high value compute with superior efficiency at scale, we employ our own large fleet of computers (“miners”) to earn bitcoin for our own account and provide hosting services for large bitcoin mining and high-performance computing customers at our eight operational data centers in Georgia (2), Kentucky (1), North Carolina (1), North Dakota (1) and Texas (3). We derive the majority of our revenue from earning bitcoin for our own account (“self-mining”). To learn more, visit www.corescientific.com.

FORWARD LOOKING STATEMENTS AND EXPLANATORY NOTES
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding projections, estimates and forecasts of revenue and other financial and performance metrics, projections of market opportunity and expectations, the Company’s ability to scale and grow its business, source clean and renewable energy, the advantages and expected growth of the Company and the Company’s ability to source and retain talent. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “aim,” “estimate,” “plan,” “project,” “forecast,” “goal,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. All forward looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including: our ability to earn digital
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Core Scientific, Inc. May '24 Update - 5
assets profitably and to attract customers for our hosting capabilities; our ability to maintain our competitive position as digital asset networks experience increases in total network hash rate; our ability to raise additional capital to continue our expansion efforts or other operations; our need for significant electric power and the limited availability of power resources; the potential failure in our critical systems, facilities or services we provide; the physical risks and regulatory changes relating to climate change; potential significant changes to the method of validating blockchain transactions; our vulnerability to physical security breaches, which could disrupt our operations; a potential slowdown in market and economic conditions, particularly those impacting the blockchain industry and the blockchain hosting market; the identification of material weaknesses in our internal control over financial reporting; price volatility of digital assets and bitcoin in particular; the “halving” of rewards available on the Bitcoin network, or the reduction of rewards on other networks, affecting our ability to generate revenue as our customers may not have an adequate incentive to continue mining and customers may cease mining operations altogether; the potential that insufficient awards from digital asset mining could disincentivize transaction processors from expending processing power on a particular network, which could negatively impact the utility of the network and further reduce the value of its digital assets; the requirements of our existing debt agreements for us to sell our digital assets earned from mining as they are received, preventing us from recognizing any gain from appreciation in the value of the digital assets we hold; potential changes in the interpretive positions of the SEC or its staff with respect to digital asset mining firms; the increasing likelihood that U.S. federal and state legislatures and regulatory agencies will enact laws and regulations to regulate digital assets and digital asset intermediaries; increasing scrutiny and changing expectations with respect to our ESG policies; the effectiveness of our compliance and risk management methods; the adequacy of our sources of recovery if the digital assets held by us are lost, stolen or destroyed due to third-party digital asset services; the effects of our emergence from bankruptcy on our financial results, business and business relationships; and our substantial level of indebtedness and our current liquidity constraints affecting our financial condition and ability to service our indebtedness. Any such forward-looking statements represent management’s estimates and beliefs as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.
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Core Scientific, Inc. May '24 Update - 6
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CONTACTS
Investors:
ir@corescientific.com
Media:
press@corescientific.com
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